Exhibit 10.13

                          EMPLOYEE RETENTION AGREEMENT

     AGREEMENT  by  and  between  Enzon,  Inc.,  a  Delaware   corporation  (the
"Company"),  and [            ](the  "Employee"),  dated  as of the  3rd  day of
August, 2001 (the "Effective Date").

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued services and dedication of the Employee, notwithstanding the change in the chief executive officer of the Company which occurred on May 31, 2001 ("Change in CEO"). The Board believes it is imperative to diminish the inevitable distraction of the Employee by virtue of the personal uncertainties and risks created by the Change in CEO and to encourage the Employee's full attention and dedication to the Company and to provide the Employee with compensation and benefits arrangements which ensure that the compensation and benefits expectations of the Employee will be satisfied and are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. CERTAIN DEFINITIONS

     (a) Annual Base Salary. "Annual Base Salary" shall mean the salary which is paid as consideration for the Employee's service during the calendar year, excluding any special form of compensation, cash or otherwise, such as incentives, commissions, bonuses, stock options or other stock based forms of compensation or any type of fringe benefit.

     (b) Cause. "Cause" shall mean:

          (i) a material breach by the Employee of the Employee's duties (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the Employee's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company;

          (ii) the Employee's conviction of any crime involving moral turpitude or any felony; or

          (iii) the willful engaging by the Employee in conduct that is demonstrably and materially injurious to the Company.

     (c)  Compensation  Committee.   "Compensation  Committee"  shall  mean  the
Compensation Committee of the Board or such other Committee of the Board as shall administer the Company's option plans.

     (d) Date of Termination. "Date of Termination" means (i) if the Employee's Full-Time Employment with the Company is terminated by the Company for Cause, or by the Employee for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, and (ii) if the Employee's Full-Time Employment with the Company is terminated by the Company other than for Cause, the Date of Termination shall be the date on which the Company notifies the Employee of such termination.

     (e) Employment Period. "Employment Period" began as of May 31, 2001 and ends as of the close of business on May 30, 2002.

     (f) Full-Time Employment. "Full-Time Employment" shall mean employment for at least 37.5 hours per week.

     (g) Good Reason. "Good Reason" shall mean:

          (i) a diminution in the Employee's position (including status, offices, title and reporting requirements), authority, duties or responsibilities or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;

          (ii) the Company's requiring the Employee to be based at any office or location other than (A) the office located at 20 Kingsbridge Road, Piscataway, New Jersey, or (B) any office which is less than twenty (20) miles from such location;

          (iii) a reduction by the Company in the Employee's Annual Base Salary below the Annual Base Salary payable to by Employee as of the date the Employment Period began; or

          (iv) the failure by the Company to provide employee benefit plans, programs, policies and practices (including, without limitation, retirement plans and medical, dental, life and disability insurance coverage) to the Employee and the Employee's family and dependents (if applicable) that provide substantially similar benefits, in terms of aggregate monetary value, to the Employee and the Employee's family and dependents (if applicable) at substantially similar costs to the Employee as the benefits provided by those plans, programs, policies and practices in effect as of the date the Employment Period began.

For purposes of this Section 1(g), any good faith determination of "Good Reason" made by the Employee shall be conclusive.

     (h) Notice of Termination. Any termination by the Company for Cause or by the Employee for Good Reason during the Employment Period shall be communicated by Notice of Termination to the other party hereby given in accordance with
Section 8(b). For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice). The failure by the Employee or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Employee or the Company hereunder or preclude the Employee or the Company from asserting such fact or circumstance in enforcing the Employee's or the Company's rights hereunder.

2. OBLIGATIONS OF THE COMPANY UPON TERMINATION

     (a) If, during the Employment Period, the Company shall terminate the Employee's Full-Time Employment with the Company other than for Cause or the Employee shall terminate his Full-Time Employment with the Company for Good
Reason:

          (i) The Company shall pay to the Employee, as severance, Employee's Annual Base Salary in effect as of the Date of Termination. Such severance payment shall be made during the twelve (12) months following the Date of Termination in accordance with the Company's standard payroll and withholding practice.

          (ii) As severance, Employee will be entitled to participate in the bonus pool which may be awarded to the officers of the Company for the year in which such termination occurs (and any prior year with respect to which a bonus was awarded to Employee but not paid) to the same extent as if Employee's Full-Time Employment with the Company had not terminated during the year for which the bonus is awarded; provided that the amount of the bonus awarded to Employee will be pro rated based on the number of days during such year on which Employee was employed with the Company on a Full-Time basis. For example, if Employee's Full-Time Employment with the Company covers six months of the year for which the bonus is awarded he would receive 50% of the bonus he would have been entitled to receive if his Full-Time Employment with the Company had covered the entire year. Nothing contained herein shall guarantee that any bonus will be paid to Employee and Employee will only receive a bonus as determined hereunder if the other officers of the Company are awarded a bonus.

          (iii) Effective as of the Date of Termination, the Company agrees to provide Employee, and any spouse and/or dependents receiving medical and dental coverage on the Date of Termination under a group health plan sponsored by the Company ("Family Members"), with continued group health coverage, including medical and dental coverage, as otherwise required under applicable state continuation law and the Consolidated Omnibus Budget Reconciliation Act of 1986, 29 U.S.C. ss.ss. 1161-1168; 26 U.S.C. ss.
     4980B(f), as amended, and all applicable regulations (referred to collectively as "COBRA"). The Company will reimburse Employee for the total applicable premium cost for the medical and dental COBRA continuation coverage elected for Employee and his or her Family Members for a period of up to twelve (12) months commencing on the Date of Termination. Such reimbursements shall be subject to all applicable taxes, including but not limited to state and federal income and employment taxes.

          (iv) In the event Employee obtains Full-Time  Employment within twelve
     (12) months of the Date of Termination with an entity other than the Company, and Employee and his or her Family Members become eligible for a group health plan of such entity providing medical and/or dental coverage, the Company's obligation to reimburse Employee for the total applicable premium cost of medical and dental continuation coverage elected shall cease as of the date such coverage for Employee and his or her Family Members under such group health plan becomes effective.

          (v) For purposes of the Company's Non-Qualified Stock Option Plan and determining the vesting of options granted to Employee under such Plan, the Compensation Committee has determined that Employee will continue to be deemed to be an employee of the Company during the period in which he works for the Company as a part-time employee or makes himself available to work for the Company as a part-time employee pursuant to Section 3 hereof, provided that if Employee refuses or fails to provide such part-time services, or if Employee accepts Full-Time Employment with any other employer during such period, or if Employee dies during such period, he will no longer be deemed to be an employee of the Company for such purposes as of the date he refuses or fails to provide such part-time services, or the date he commences such Full-Time Employment, or the date he dies.

          (vi) In the event that Employee dies after becoming fully entitled to the severance payments provided in section 2(a)(i) hereof but before the Employee actually receives all of such payments, any remaining unpaid payments will be made first to the Employee's surviving spouse, if any, and if there is no surviving spouse, to the Employee's estate. In the event Employee dies after becoming entitled to the benefits provided in section 2(a)(iii) hereof, the Company shall continue to reimburse Employee's Family Members for the premium cost for COBRA continuation coverage through the date which is twelve (12) months from the Date of Termination.

          (vii) [Hardman only: The Company shall waive, in writing, the obligation of Employee pursuant to the letter dated ________, from the Company to Employee, to reimburse the Company for relocation costs paid by the Company on behalf of Employee in the amount of [_____________.]

     (b) This Agreement is unfunded. No fund is being set aside or allocated specifically for the purpose of this Agreement. All severance payments shall be paid out of the general assets of the Company. Employee shall not have any secured or preferred interest by way of a trust, escrow, lien or otherwise in any specific asset of the Company for unpaid severance payments.

     (c) No compensation or benefits shall be payable to Employer hereunder in the event Employee's employment with the Company is terminated for any reason after the Employment Period or in the event Employee's employment with the Company is terminated for Cause during the Employment Period or in the event Employee voluntarily terminates his employment with the Company other than for Good Reason during the Employment Period. In the event Employee accepts Full-Time Employment with an employer other than the Company during the twelve
(12) months following the Date of Termination, Employee shall promptly notify the Company that he has accepted such Full-Time Employment and advise the Company of the anticipated commencement date for such Full-Time Employment. Employee shall no longer be entitled to receive compensation payable under section 2(a)(i) hereof as of the date Employee commences Full-Time Employment with such new employer.

3. OBLIGATIONS OF THE EMPLOYEE UPON TERMINATION

     (a) In the event the Company terminates Employee's Full-Time Employment other than for Cause during the Employment Period or Employee terminates his Full-Time Employment with the Company for Good Reason during the Employment Period, Employee will continue to work up to five (5) hours per month for the Company as a part-time employee as requested by the Company for a period of one (1) year following the Date of Termination.

     (b)  Employee may perform the  part-time  employment  required  pursuant to
Section 3(a) hereof by phone, if acceptable to the Company, or at the Company's offices in Piscataway, New Jersey. The Company will use its best efforts to aggregate services requested in a month.

4. NONCOMPETITION AND CONFIDENTIALITY

     (a) The "Noncompete Period" shall commence upon execution of this Agreement and continue through the date which is one year following the date on which Employee's Full-Time Employment with the Company terminates. In consideration for the benefits provided to Employee under this Agreement, during the Noncompete Period, Employee will not directly, or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, employee, consultant, representative or otherwise, become, or be interested in or associated with any other person, corporation, firm, partnership or entity, engaged to a significant degree in (x) developing, marketing or selling enzymes, protein-based biopharmaceuticals or other pharmaceuticals that are modified using polyethylene glycol ("PEG"), (y) developing, marketing or selling single-chain antigen-binding proteins or (z) any technology or area of business in which the Company becomes involved to a significant degree during the term of Employee's Full-Time Employment with the Company . For purposes of the preceding sentence to determine whether any entity is engaged in such activities to a "significant degree" comparison will be made to the Company's operations at that time. In other words, an entity will be deemed to be engaged in an activity to a significant degree if the number of employees and/or amount of funds devoted by such entity to such activity would be material to the Company's operations at that time. Notwithstanding anything to the contrary contained herein, Employee shall be entitled to work with or for (i) an entity that is developing, marketing or manufacturing monoclonal antibodies, (ii) a licensee of the Company if the only activities conducted by such licensee that would be covered by the restrictions in this Section 4(a) are conducted pursuant to, and covered by, the license granted by the Company and (iii) an entity that is engaged in a research project that would be covered by the restrictions in this Section 4(a) if such research project is not material to such entity and Employee would have no direct involvement in such research project; provided in the case of employment covered by clauses (ii) and (iii) Employee shall have provided the Board with a detailed description of the proposed employment and obtained the written consent of the Board (which consent will not be unreasonably withheld) prior to commencing any such employment. Employee is hereby prohibited from ever using any of the Company's proprietary information or trade secrets to conduct any business, except for the Company's business, while Employee is employed by the Company. The provision contained in the preceding sentence shall survive the termination of Employee's employment with the Company. In the event Employee breaches any of the covenants set forth in this Section 4(a), the running of the period of restriction set forth herein shall recommence upon Employee's compliance with the terms of this Section 4(a). Notwithstanding the above, ownership by the Employee, as a passive investment, of less than five percent of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded on Nasdaq shall not constitute a breach of this Section 4(a).

     (b) Employee recognizes and acknowledges that information relating to the Company's business, including, but not limited to, information relating to patent applications filed or to be filed by the Company, trade secrets relating to the Company's products or services, and information relating to the Company's research and development activities, shall be and remain the sole and exclusive property of the Company and is a valuable, special and unique asset of the Company's business. The Employee will not, during or after the term of his employment by the Company, disclose any such information to any person, corporation, firm, partnership or other entity; provided, however, that, notwithstanding the foregoing, during the term of Employee's Full-Time
Employment with the Company, Employee may make such disclosure if such disclosure is in the Company's best interests, is made in order to promote and enhance the Company's business, and sufficient arrangements are made with the person or entity to whom such disclosure is made to ensure the confidentiality of such disclosure. The provisions of this Section 4(b) shall survive the termination of Employee's employment with the Company.

     (c) Employee  agrees that the  covenants and  agreements  contained in this
Section 4 are the essence of this Agreement; that each of such covenants is reasonable and necessary to protect and preserve the Company's interests, properties and business; that irreparable loss and damage will be suffered by the Company should Employee breach any of such covenants and agreements; that given the unique nature of the Company's business such loss and damage would be suffered by the Company regardless of where a breach of such covenants and agreements occur, thus, making the absence of a geographical limitation reasonable; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; that the unenforceability or breach of any such covenant or agreement shall not affect the validity or enforceability of any other such covenant or agreement or any other provision of this Agreement; and that, in addition to other remedies available to it, the Company shall be entitled to both temporary and permanent injunctions and any other rights or remedies it may have, at law or in equity, to prevent a breach or contemplated breach by Employee of any such covenants or agreements. Notwithstanding anything herein to the contrary, if a period of time or other restriction specified in this Section 4 should be determined to be unreasonable in a judicial proceeding, then the period of time or other restriction shall be revised so that the covenants contained in this Section 4 may be enforced during such period of time and in accordance with such other restrictions as may be determined to be reasonable.

     (d) Employee agrees to assign and does hereby assign to the Company all tangible and intangible property, including, but not limited to, inventions, developments or discoveries conceived, made or discovered by Employee solely or in collaboration with others during the term of Employee's employment with the Company, which relate in any manner to the Company's business.

5. NONEXCLUSIVITY OF RIGHTS

     Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any plan, program, policy or practice provided by the Company and for which the Employee may qualify, nor shall anything herein limit or otherwise affect such rights as the Employee may have under any contract or agreement with the Company. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

6. FULL SETTLEMENT; DETERMINATIONS; RESOLUTION OF DISPUTES

     (a) The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Employee obtains other employment, except as otherwise provided in this Agreement. The Company agrees to pay promptly upon invoice, to the full extent permitted by law, all legal fees and expenses which the Employee may incur as a result of any contest by the Company or the Employee of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Employee concerning the amount of any payment pursuant to this Agreement) in the event Employee shall prevail to a substantial extent in such contest action.

     (b) The following claims procedure shall be the claims procedure for the resolution of disputes and disposition of claims arising under this Agreement:

          (i) The Employee or beneficiary of the Employee may file with the Company a written request for benefits under this Agreement in a form and manner prescribed by the Company. Within thirty (30) days after the filing of such request, the Company shall notify the claimant in writing whether the request is upheld or denied, in whole or in part. If the request is denied, in whole or in part, the Company shall state in writing: (i) the specific reasons for the denial; (ii) the specific references to the pertinent provisions of this Agreement on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the claims review procedure set forth herein.

          (ii) Within sixty (60) days after receipt of an initial benefit determination in which benefits have been denied, in whole or in part, the claimant may file with the Company a written request for a review and may, in conjunction therewith, submit written issues and comments. Within thirty
     (30) days after the request for review was filed, the Company shall make a decision on the request for review and notify the claimant in writing of the Company's decision.

     (c) If there shall be any dispute between the Company and the Employee (i) in the event of any termination of the Employee's Full-Time Employment by the Company, whether such termination was for Cause, or (ii) in the event of any termination of Full-Time Employment by the Employee, whether Good Reason existed, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause or that the determination by the Employee of the existence of Good Reason was not made in good faith, the Company shall pay all amounts, and provide all benefits, to the

Employee and/or the Employee's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Section 2 hereof as though such termination were by the Company without Cause or by the Employee with Good Reason; provided, however, that the Company shall not be required to pay any disputed amounts pursuant to this paragraph except upon receipt of an undertaking satisfactory in form and substance to the Company by or on behalf of the Employee to repay to the Company all such amounts to which the Employee is ultimately adjudged by such court not to be entitled.

7. SUCCESSORS

     (a) This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

8. MISCELLANEOUS

     (a) This Agreement shall, except to the extent that federal law is controlling, be governed by and construed in accordance with the laws of the State of New Jersey, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Employee:

     -------------------
     -------------------
     -------------------

     If to the Company:

     Enzon, Inc.

     20 Kingsbridge Road
     Piscataway, New Jersey 08854
     Attention: Corporate Secretary

     with a copy to:

     Dorsey & Whitney, LLP
     250 Park Avenue
     New York, NY 10177
     Attention: Kevin Collins

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (e) The Employee's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Employee or the Company may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     (f) The Employee and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Employee and the Company, the employment of the Employee by the Company is "at will" and, subject to the terms of this Agreement, may be terminated by either the Employee or the Company at any time.

     (g) This Agreement contains the complete agreement between the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, the Employee's Secrecy, Invention Assignment, and Non-Competition Agreement, executed by the Employee on
__________.

     (h)  This  Agreement  may  be  executed  in  counterpart,   each  of  which
counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Employee has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                ENZON, INC.

                                By:
                                    ---------------------------------------
                                    Name: Kenneth J. Zuerblis
                                    Title:  Vice President, Finance, Chief
                                    Financial Officer and Secretary


                                EMPLOYEE


                                -------------------------------------------
                                Name: [         ]

                                    Schedule

The following individuals entered into an agreement with Enzon on August 3, 2001, substantially similar to the attached:

Norman Hardman
Josef Bossart
Kenneth Zuerblis
Jeffrey McGuire
Christopher Phillips